EXHIBIT 12.4

                          WEST TEXAS UTILITIES COMPANY
                       RATIO OF EARNINGS TO FIXED CHARGES
                    FOR THE TWELVE MONTHS ENDED JUNE 30, 1998
                            (Thousands Except Ratio)
                                   (Unaudited)

Operating Income                                                    $47,245

Adjustments:
  Income taxes                                                       19,745
  Provision for deferred income taxes                                (7,459)
  Deferred investment tax credits                                    (1,321)
  Other income and deductions                                         2,357
   Allowance for borrowed and equity funds
      used during construction                                          872

        Earnings                                                    $61,439
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Fixed Charges:
  Interest on long-term debt                                        $20,352
  Interest on short-term debt and other                               4,216

        Fixed Charges                                               $24,568
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Ratio of Earnings to Fixed Charges                                     2.50
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